Exhibit 10.19

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR THE APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER THE ACT.

MNTN, INC.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$______________	______________ , 20__ Note Series: 2023A

FOR VALUE RECEIVED, MNTN, Inc., a Delaware corporation (the “Company”), hereby promises to pay ______________________________ (“Lender”), the principal balance equal to $___________, together with simple interest on the unpaid principal balance of this Note from time to time outstanding at the rate of __% per year. Interest shall commence with the date hereof and shall continue on the outstanding unpaid principal until paid in full or converted. Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed. This subordinated convertible promissory note (the “Note”) is issued as part of a series of notes (collectively, the “Notes”) pursuant to that certain Note Purchase Agreement, dated January 27, 2023 (the “Note Purchase Agreement”), among the Company, Lender and to certain persons and entities (collectively, with Lender, the “Lenders”). The Company shall maintain a ledger of all Lenders.

1.             Maturity. Unless earlier converted pursuant to the conversion provisions set forth herein, the Company shall pay to Lender, on demand by the Requisite Lenders (as defined below) at any time after July 27, 2024 (the “Maturity Date”) and in full satisfaction of this Note, the aggregate principal amount of such Note plus all accrued but unpaid interest on such Note.

2.             Voluntary Conversion of the Note upon a Financing. If there is a Financing (as defined below) prior to the conversion of this Note for any reason, the Outstanding Amount may be converted, at the option of the Requisite Lenders as set forth in written notice to the Company concurrently with the Financing or at any time thereafter, into Conversion Shares at a conversion price (the “Conversion Price”) equal to $_______ (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof). The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the Outstanding Amount on this Note, on the date of conversion, by the Conversion Price. “Financing” means the first issuance or series of related issuances by the Company of Equity Securities in a bona fide financing following the date of this Note from which the Company receives cash in exchange for the sale of Equity Securities. The Company shall notify Lender in writing of the anticipated occurrence of a Financing at least ten days prior to the closing date of the Financing, notifying Lender of the terms under which the Equity Securities of the Company are anticipated to be sold in such Financing. If the Requisite Lenders elect to convert the Notes to Conversion Shares in connection with a Financing, Lender hereby agrees to execute and become party to all customary agreements that the Company reasonably requests in connection with such Financing.

3.             Voluntary Conversion or Payment Upon a Change of Control. If there is a Change of Control (as defined below) of the Company prior to the conversion of this Note for any reason, at the option of the Requisite Lenders as set forth in written notice to the Company (i) the Company shall pay to Lender, upon the closing of the Change of Control and in full satisfaction of this Note, (x) 2x the aggregate principal amount of such Note plus (y) all accrued but unpaid interest on such Note; or (ii) the Outstanding Amount shall be converted immediately prior to the closing of the Change of Control into Conversion Shares at the Conversion Price. The Company shall notify Lender in writing of the anticipated occurrence of a Change of Control at least ten days prior to the closing date of the Change of Control, notifying Lender the terms of the Change of Control and shall provide the Lender any information reasonably requested by the Lender with respect to the Change of Control.

4.             Voluntary Conversion or Payment Upon an IPO. If there is an IPO (as defined below) prior to the conversion of this Note, at the option of the Requisite Lenders as set forth in written notice to the Company (i) the Company shall pay to Lender, upon the consummation of the IPO and in full satisfaction of this Note, (x) 2x the aggregate principal amount of such Note plus (y) all accrued but unpaid interest on such Note; or (ii) the Outstanding Amount shall be converted upon consummation of the IPO into Conversion Shares at the Conversion Price. The Company shall notify Lender in writing of the anticipated occurrence of an IPO at least ten days prior to the closing date of the IPO, notifying Lender the terms of the IPO and shall provide the Lender any information reasonable requested by the Lender with respect to the IPO.

5.             Voluntary Conversion of the Note upon Maturity. At any time on or after the Maturity Date, at the option of the Requisite Lenders as set forth in written notice to the Company, the Outstanding Amount may be converted into Conversion Shares at the Conversion Price. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the Outstanding Amount, on the date of conversion, by the Conversion Price.

6.             Mechanics of Conversion Share Issuance. As promptly as practicable after the conversion of this Note as provided for herein, the Company at its expense shall issue and deliver to the holder of this Note, upon surrender of this Note by Lender to the Company, a certificate or certificates for the number of full Conversion Shares issuable upon such conversion. Upon the conversion of this Note as provided for herein, Lender shall have no further rights under such Note, whether or not such Note is surrendered. In the event the Lender is not a party thereto, upon conversion of this Note and as a condition thereof, the Lender shall execute and deliver a counterpart signature page, and become a party, to the Company’s Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), Amended and Restated Right of First Refusal and Co-Sale Agreement and Amended and Restated Voting Agreement, as each may be amended from time to time (collectively, the “Financing Agreements”). Lender hereby agrees that the Note and the Conversion Shares shall be subject to the restrictions on transfer and related provisions set forth in Section 4 of the Investors’ Rights Agreement and the “Market Stand-Off” agreement set forth in Section 2 of the Investors’ Rights Agreement.

7.             Defaults and Remedies.

7.1           Events of Default. Upon the occurrence of an Event of Default (as defined below), at the option and upon the declaration of the Requisite Lenders and upon written notice to the Company, the entire unpaid principal and accrued interest on such Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, but subject to the conversion rights set forth herein, be immediately due and payable. The following events shall be considered events of default with respect to each Note (individually, an “Event of Default” and collectively, “Events of Default”):

(a)           If the Company fails to pay any of the principal, interest or any other amounts payable under this Note when due and payable;

(b)           If the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Company or all or any substantial portion of the Company’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing;

(c)           If an involuntary petition is filed, or any proceeding or case is commenced, against the Company (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Company or to take possession, custody or control of any property of the Company, or an order for relief is entered against the Company in any of the foregoing;

(d)           If the Company becomes subject to any enjoinment, restraint or prevention by court order or any other court order that materially and adversely affects the Company’s business, operations, assets, results of operations or prospects, which is not terminated within 30 days of its occurrence;

(e)           If there is a default or defined event of default that has not otherwise been cured or forgiven within fifteen (15) days after written notice to the Company from the applicable lender of such default or defined event of default shall occur under any agreement to which the Company or any of its subsidiaries is a party that evidences indebtedness for borrowed money by the Company (excluding trade payables) of $25,000,000 or more; or

(f)           If the Company fails to observe or perform any other obligation to be observed or performed by it under this Note, any other Note or the Note Purchase Agreement within fifteen (15) days after written notice from the Requisite Lenders to perform or observe such obligation.

7.2           Remedies. Upon the occurrence of an Event of Default, Lender shall have then, or at any time thereafter, all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the State of Delaware at law, in equity or otherwise.

8.             Pre-payment. This Note may not be prepaid, in whole or in part, without the prior written consent of the Requisite Lenders. If pre-payment is consented to by the Lenders (a) it will be without any pre-payment penalties and (b) interest will no longer continue to accrue on any prepaid principal amounts after such pre-payments. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

9.            Payment. All payments by the Company under this Note shall be in immediately available funds at the principal office of the Company, or at such other place as Lender may from time to time designate in writing to the Company. All payments by the Company under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. All payments by the Company under this Note shall be applied first to the accrued interest due and payable hereunder and the remainder, if any, applied to the outstanding principal.

10.           Directors, Officers and Stockholders Not Liable. Lender agrees that no stockholder, director or officer of the Company shall have any personal liability for any amounts due and payable pursuant to this Note.

11.           No Litigation, Disputes or Actions Without Approval of the Lender. Notwithstanding any other provision of this Note, Lender agrees that Lender will exercise Lender’s rights and remedies under this Note only in concert with all other holders of outstanding Notes and will not take any action, including commencement or prosecution of litigation or any other proceeding to collect this Note, except as agreed by the Requisite Lenders.

12.           Definitions.

12.1          “Change of Control” means (i) a merger or consolidation in which (x) the Company is a constituent party or (y) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, (ii) the sale by the stockholders of the Company, in a single transaction or series of related transactions, of capital stock representing at least 50% of the outstanding voting power of the Company, or (iii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; provided that a Change of Control shall not include any transaction or series of related transactions principally for bona fide equity financing purposes (including, but not limited to, the Financing) in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof occurs.

12.2         “Conversion Shares” means:

(a)           With respect to a conversion of the Note upon a Financing pursuant to Section 2, shares of preferred stock having the same powers, designations, preferences and rights as shares of the preferred stock issued in the Financing, other than with respect to (i) the per share liquidation preference, which will equal the Conversion Price; (ii) the initial conversion price for purposes of price- based anti-dilution protection, which will equal the Conversion Price; and (iii) the basis for any dividend rights, which will be based on the Conversion Price;

(b)           With respect to a conversion of the Note upon a Change of Control pursuant to Section 3 or upon an IPO pursuant to Section 4, shares of the Company’s common stock; and

(c)           With respect to a conversion of the Note upon Maturity pursuant to Section 5, shares of preferred stock having the same powers, designations, preferences and rights as shares of the most senior series of preferred stock of the Company, other than with respect to (i) the per share liquidation preference, which will equal the Conversion Price; (ii) the initial conversion price for purposes of price- based anti-dilution protection, which will equal the Conversion Price; and (iii) the basis for any dividend rights, which will be based on the Conversion Price.

12.3         “Equity Securities” means a series of the Company’s preferred stock issued by the Company.

12.4         “IPO” shall mean the closing of the issuance and sale of shares of the Company’s common stock in the Company’s first underwritten public offering pursuant to an effective registration statement under the Act.

12.5         “Outstanding Amount” means all outstanding principal and accrued interest under this Note.

13.           Miscellaneous.

13.1          Accredited Investor Representation. By accepting this Note and countersigning below, Lender represents and warrants to the Company that such Lender is an “accredited investor” as defined in Rule 501(a) under the Act.

13.2         Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware. Each of the parties irrevocably consents to the exclusive jurisdiction of, and venue in, the state courts in in the State of Delaware (or in the event of exclusive federal jurisdiction, the courts of the State of Delaware), in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding (whether in contract, tort or otherwise) arising out of or related to this Note.

13.3         Successors and Assigns. This Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note. Notwithstanding the forgoing, any transfer by the Company of this Note may be effected only in accordance with the provisions of this Note and the consent of the Requisite Lenders.

13.4         Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

13.5         Amendments and Waivers. The terms and provisions of this Note may be modified or amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Lenders (as defined in the Note Purchase Agreement).

13.6         Delay or Omission; Waiver of Presentment. No delay or omission on the part of Lender in exercising any right under this Note shall operate as a waiver of such right or of any other right of Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Company and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

13.7         No Rights as Stockholder. Until the conversion of this Note, Lender shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13.8         Severability. If any provision of this Note is held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13.9         Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

13.10        Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including, without limitation, transmission by .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be binding to the same extent as an original signature page.

13.11       California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT. No Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to Lender hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of California. If at any time the performance of any provision hereof involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and Lender that all payments under this Note be credited first to interest as permitted by law, but not in excess of (a) the agreed rate of interest set forth herein or (b) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 13.12 shall never be superseded or waived and shall control every other provision of this Note.

13.13       Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to the Company shall be sent to the address or other contact information as set forth beneath its signature. All communications to Lender shall be sent to Lender’s address or such other contact information as set forth beneath its signature. Or at such other address or contact information as the relevant recipient may designate pursuant to the provisions of this Section 13.13.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Convertible Promissory Note as of the date set forth above.

MNTN, INC.

By:
Name:
Title:

Address:
Email:

LENDER:

[Lender]

By:
Name:
Title:

Address:
Email:

[SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE OF MNTN, INC.]